UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2022

RESOLUTE FOREST PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Resolute Forest Products Inc.
1010 De La Gauchetière Street West, Suite 400
Montreal, Quebec, Canada H3B 2N2
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

Agreement to Acquire Joint Venture Interests

On February 14, 2022, Resolute Forest Products Inc. (the “company”), through its wholly-owned subsidiary, Resolute FP Canada Inc. (“Resolute”), entered into an agreement to acquire from Louisiana-Pacific Canada Ltd., a wholly-owned subsidiary of Louisiana-Pacific Corporation (NYSE: LPX) (referred together as “Louisiana-Pacific”), its 50% equity interest in two joint ventures that produce I-joists in the Lac-Saint-Jean region of Quebec. Resolute currently owns the other 50% equity interest in the joint ventures, which are accounted for as equity method investments. Resolute currently operates the facilities and Louisiana-Pacific sells the products produced by the facilities.

The purchase price to acquire Louisiana-Pacific’s 50% equity interest in the joint ventures is $50 million, subject to customary adjustments. The company intends to fund the purchase price with cash on hand. The company expects the acquisition to be completed in the first half of 2022, subject to regulatory approvals and certain closing conditions.

In connection with the acquisition, Resolute intends to enter into agreements with Louisiana-Pacific to continue to serve as the exclusive distributors of the engineering wood products produced at the facilities.

Cautionary Statements Regarding Forward-Looking Information

Statements in this Current Report on Form 8-K that are not reported financial results or other historical information of the company are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, for example, statements included in this Current Report on Form 8-K relating to the satisfaction or waiver of closing conditions for the proposed acquisition, the expected timetable for closing the proposed acquisition, the proposed method of financing the proposed acquisition, and the proposed distributorship agreements with Louisiana-Pacific.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties include, but are not limited to, any delays in receiving the required regulatory approvals or satisfying other closing conditions, which could have a negative impact on completion of the proposed acquisition, any required changes to the proposed funding of the acquisition, the risks of not successfully integrating the acquired businesses or assets with the company’s business or not realizing some or all of the anticipated benefits of the proposed acquisition, which could adversely affect the company’s results of operations, financial condition or liquidity, and those factors set forth under Part I, Item 1A, “Risk Factors”, in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, which have been heightened by the COVID-19 pandemic, including related governmental responses and economic impacts, market disruptions and resulting changes in consumer habits.

All forward-looking statements are expressly qualified by the cautionary statements contained or referred to above and in the company’s other filings with the SEC and Canadian securities regulatory authorities. The company disclaims any obligation to publicly update or revise any forward-looking statements, which as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

	By:	/s/ Stephanie Leclaire
Date: February 14, 2022		Name: Stephanie Leclaire
Title: Senior Vice President and Chief Legal Officer